Exhibit 5.1

September 2, 2016

Galena Biopharma, Inc.

2000 Crow Canyon Place, Suite 380

San Ramon, CA 94583

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), being filed by Galena Biopharma, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. We have been advised that the Registration Statement relates to the resale by the selling stockholders named therein (the “Selling Stockholders”) of an aggregate of 2,000,000 shares (the “Shares”) issuable upon the exercise of outstanding warrants (the “Warrants”) to purchase the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued by the Company to the Selling Stockholders.

In connection with rendering this opinion, we have reviewed the following, as presented, and represented as being such, to us by the Company: (i) the Company’s certificate of incorporation, as amended to date; (ii) the Company’s bylaws, as amended to date; (iii) the Warrants; and (iv) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Shares and the Warrants.

We have examined and relied upon the information set forth in the Registration Statement and such other records, agreements, certificates, public officials, and documents as we have deemed necessary as a basis for the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. As to certain matters of fact relevant to the opinions expressed below, we have, without independent verification or further inquiry, relied upon certificates and statements of officers of the Company. The opinions expressed herein are limited to matters governed by the Delaware General Corporation Law.

Based upon the foregoing and upon the representations and information provided by the Company, we are of the opinion as of the date hereof that the Shares have been duly authorized and, when issued pursuant to the exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

Fredrikson & Byron, P.A.

By:	/s/ Christopher J. Melsha
Vice President